PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FUSE SCIENCE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee:

(Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: not applicable

(2)	Aggregate number of securities to which transaction applies: not applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): not applicable

(4)	Proposed maximum aggregate value of transaction: not applicable

(5)	Total fee paid: not applicable

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FUSE SCIENCE, INC.

6135 NW 167th Street

Suite #E-21

Miami, Florida 33015

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 14, 2014

To the Shareholders of Fuse Science, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Fuse Science, Inc., a Nevada corporation (the “Company”), will be held on March 14, 2014 at 10:00 a.m. at Shula’s Hotel and Golf Club, 6842 Main Street, Miami Lakes, Florida 33014, for the following purposes:

1.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 400,000,000 to 800,000,000.

2.	To authorize the Board of Directors of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-50 and not more than 1-for-200, with the Board of Directors of the Company having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion.

Only shareholders of record at the close of business on January 31, 2014 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement, is available electronically to the Company’s shareholders of record as of the close of business on January 21, 2014 at www.proxvvote.com.

Brian Tuffin
Chief Executive Officer

Miami, Florida

February 3, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY SHAREHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed or made available to all shareholders of record at the close of business on January 31, 2014 in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting of Shareholders to be held on March 14, 2014 at 10:00 a.m. at Shula’s Hotel and Golf Club, 6842 Main Street, Miami Lakes, Florida 33014 or any adjournment thereof. Proxy materials for the Special Meeting of Shareholders were mailed or made available to shareholders on or about February 3, 2014.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

(i)	FOR the proposal to amend our Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 400,000,000 to 800,000,000.

(ii)	FOR the proposal to authorize our Board of Directors to effect a reverse stock split of our common stock by a ratio of not less than 1-for-50 and not more than 1-for-200, with our Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its discretion.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote.” The proposal to authorize our Board to effect a reverse stock split is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. The proposal to amend our Articles of Incorporation to increase the number of authorized shares is considered a “routine” matter and therefore may be voted on by your bank or broker without instructions from you. Please instruct your bank or broker so your vote can be counted.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on January 31, 2014 was 398,915,143. The shares of common stock are the only class of securities entitled to vote on matters presented to our shareholders, each share being entitled to one vote.

The holders of a majority of the shares of common stock outstanding as of the close of business on January 31, 2014 or 199,457,572 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Proxies received but marked as abstentions will be included in the calculation of votes considered being present at the meeting.

Shareholders may expressly abstain from voting on Proposals 1 and 2 by so indicating on the proxy. Abstentions are counted as present in the tabulation of votes on Proposals 1 and 2. Since Proposals 1 and 2 require the affirmative approval of a majority of the shares of common stock outstanding and entitled to vote (assuming a quorum is present at the meeting), abstentions, as well as broker non-votes, will have the effect of a negative vote.

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Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended proxies should be sent to us at the Company’s offices, 6135 N.W. 167th Street, Suite #E-21, Miami Lakes, Florida 33015, Attention: Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, facsimile or email without special compensation. In addition, the Company will utilize the services of ______________, an independent proxy solicitation firm and will pay approximately $___________, plus reasonable expenses as compensation for those services.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of January 31, 2014, known by us, through transfer agent records, to be held by: each person who beneficially owns 5% or more of the shares of common stock then outstanding; each of our directors; (iii) each of our Executive officers (as defined above); and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, and unless otherwise indicated, each shareholder has sole voting power and investment power over the shares listed as beneficially owned by such shareholder, subject to community property laws where applicable. Percentage ownership is based on 398,915,143 shares of common stock outstanding as of January 31, 2014. Unless otherwise indicated, the address of each holder is c/o the Company, 6135 NW 167th Street, Suite #E-21, Miami Lakes, Florida 33015.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (%)

Directors and Executive Officers:

Brian Tuffin	9,484,450	(1)	2.37%

Jeanne Hebert	3,100,000	(1)	*

Richard S. Hutchings, Ph.D.	2,168,750	(1)	*

David J. Berkoff, M.D.	1,568,750	(1)	*

Neil Chin	768,750	(1)	*

Ricardo Harris	768,750	(1)	*

Reginald Hollinger	600,000	(1)	*

JoAnne Brandes	600,000	(1)	*

All directors and executive officers as a group (eight persons)	19,059,450		4.75%

*	Less than 1%

(1)	Represents or includes shares issuable upon the exercise of stock options.

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PROPOSAL 1: AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has adopted resolutions approving and submitting to a vote of the shareholders an amendment to our Articles of Incorporation (“Articles”) to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000.

We require additional authorized shares to meet our obligations to issue shares upon the conversion of presently outstanding convertible debt and the exercise of presently outstanding options and warrants. Moreover, our Board of Directors believes that the availability of additional authorized shares will also provide us with the flexibility in the future to issue shares of our common stock for general corporate purposes, including raising additional capital, settling outstanding obligations, and in connection with present and future employee benefit programs, and acquisitions of companies or assets. In addition to the foregoing, under the Securities Purchase Agreement dated January 3, 2014 (the “SPA”), pursuant to which we agreed with the investors party thereto to provide up to $1,000,000 in financing for the Company, we are obligated to obtain approval of this proposal to increase our authorized shares of common stock to 800,000,000 shares.

Our Board will determine whether, when and on what terms the issuance of our shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our shareholders will be necessary before the issuance of the additional shares of our common stock authorized under our Articles, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common stock may then be listed.

Our Articles authorize the issuance of 400,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share. As of January 31, 2014, there were 398,915,143 shares of common stock issued and outstanding, and no shares of preferred stock outstanding. In addition, as of such date, 193,353,189 shares of common stock were issuable upon the conversion of outstanding convertible debt and the exercise of outstanding options and warrants.

Although our Board has no current plans to utilize the additional authorized shares to entrench present management, it may, in the future, be able to use the additional common stock as a defensive tactic against hostile takeover attempts. The authorization of such additional common stock will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened.

The relative rights and limitations of the common stock would remain unchanged under the amendment. Our shareholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized shares will likely result in the dilution of the ownership interest of existing shareholders.

Recommendation

The Board of Directors recommends a vote FOR approval of the proposed amendment to the Articles of Incorporation increase the number of authorized shares of common stock from 400,000,000 to 800,000,000.

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PROPOSAL 2: AMENDMENT TO OUR ARTICLES
OF INCORPORATION TO EFFECT
A REVERSE STOCK SPLIT

Our Board of Directors has approved and recommended a proposal to authorize the Board to effect a reverse stock split of all of our outstanding common stock at a ratio of not less than 1-for-50 and not more than 1-for-200, with our Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its sole discretion. Pursuant to the SPA, we are obligated to obtain shareholder approval of this proposal to authorize the Board to effect a reverse stock split.

The proposal provides that our Board will have sole discretion pursuant to Section 78.390(5) of the Nevada Revised Statutes to elect, at any time before the first anniversary date of this meeting, as it determines to be in our best interest, whether or not to effect the reverse split, and, if so, the number of our shares of common stock between and including 1-for-50 and 1-for-200 which will be combined into one share of our common stock. Our Board believes that the availability of alternative reverse split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our shareholders. In determining whether to implement the reverse split following the receipt of shareholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

•	our ability to have our shares of common stock listed on a stock exchange such as The Nasdaq Stock Market;

•	the anticipated impact of the reverse split on our ability to raise additional financing;

•	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

If our Board determines that effecting the reverse split is in our best interest, the reverse split will become effective upon filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of our outstanding common stock immediately following the reverse split as such shareholder holds immediately prior to the reverse split.

Reasons for the Reverse Stock Split

The Board believes that a reverse stock split is desirable for a two reasons. First, the Board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Second, the Board believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market. Moreover, as noted above, pursuant to the SPA, we are obligated to obtain shareholder approval of this proposal to authorize the Board to effect a reverse stock split.

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Marketability

Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a reverse split could improve the marketability and liquidity of our stock and will encourage interest and trading in our stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. Our Board is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Institutional investors typically are restricted from investing in companies whose stocks trade at less than five dollars per share. Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than five dollars per share because of the general presumption that such securities may be highly speculative. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The reverse split is intended, in part, to result in a price level for our common stock that will increase investor interest and eliminate the resistance of brokerage firms. On January 23, 2014, the closing bid price for our common stock, as reported by the OTCQB Market, was $0.018 per share. No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained. In addition, no assurances can be given that the reverse split will increase the price of our common stock to a level in excess of the five dollar threshold discussed above or otherwise to a level that is attractive to brokerage houses and institutional investors.

Stock Exchange Requirements

Our common stock is currently traded on the OTCQB Market. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market. Our Board of Directors is currently considering whether to seek to have our common stock listed on a stock exchange such as The Nasdaq Stock Market. In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements. Set forth below are certain salient minimum quantitative listing requirements that we must meet, together with a comparison of how we currently stand with regard to the requirements.

Category	Nasdaq Requirement	Fuse Science, Inc.
Stockholders’ Equity (deficiency)	$5,000,000.00	($661,471) (as of September 30, 2013)

Minimum Bid Price	$4.00	($0.016) (as of January 22, 2014)

Publicly-Held Shares (1)	1,000,000	389,845,143 (as of January 22, 2014)

Market Value of Publicly-Held Shares (1)	$15,000,000.00	$6,276,509 (as of January 22, 2014)

Shareholders (round lot holders) (2)	300	Approximately 8,000 (as of January 22, 2014)

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(1)	“Publicly-held shares” is defined as total shares outstanding less any shares held by officers, directors and beneficial owners of 10% or more of our outstanding shares.

(2)	Round lot holders are holders of 100 shares or more.

The Nasdaq Stock Market also requires that an applicant have at least three market makers and comply with certain corporate governance requirements, including having at least two Audit Committee members (a majority of whom must be independent) and that a majority of our Board members be independent. Currently, we satisfy the Audit Committee and Board requirements.

No assurance can be given that, even if we satisfy the above listing requirements, we will apply to have our common stock listed on The Nasdaq Stock Market, or that, if we do so apply, that our application will be approved, or that, if our common stock is listed on The Nasdaq Stock Market, we will be able to satisfy the maintenance requirements for continued listing.

Effects of the Reverse Stock Split

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors. Our shares of common stock currently trade on the OTCQB Market. The reverse stock split will not affect the listing of our common stock on the OTCQB Market. Following the reverse stock split, our common stock will continue to be listed on the OTCQB Market under the symbol “AFAI,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of shareholders of record will not be affected by the reverse stock split (except to the extent any shareholders are cashed out as a result of holding fractional shares).

Board Discretion to Implement or Abandon Reverse Stock Split

The reverse split will be effected, if at all, only upon a determination by our Board that the reverse split (with an exchange ratio determined by our Board as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse split. Notwithstanding approval of the reverse split by our shareholders, our Board may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Nevada, not to effect the reverse split. If our Board fails to implement the reverse split on or prior to the one year anniversary of this meeting, shareholder approval again would be required prior to implementing any reverse stock split.

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Effective Date

If implemented by our Board, the reverse split would become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with reverse split ratio determined by the Board within the limits set forth in this proposal.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse split. Instead, shareholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse split, as reported on the OTCQB Market (or, if the closing price of our common stock is not then reported on the OTCQB Market, then the fair market value of our shares of common stock as determined by the Board) by (ii) he number of shares of our common stock held by such shareholder that would otherwise have been exchanged for such fractional share interest.

Other Effects

If approved, the reverse split will result in some shareholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares (“Old Shares”) will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to the proposed amendment to our Articles of Incorporation to effect the reverse split.

Tax Consequences

The proposed reverse split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of our common stock (except to the extent of cash, if any, received in lieu of fractional shares) or by Fuse Science, Inc. A holder who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the Old Shares allocated to the fractional share interest and the cash received.

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Each shareholder will have a basis in the New Shares equal to the basis of the Old Shares (except to the extent the basis is allocated to fractional shares). For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held, provided such corresponding Old Shares were held as a capital asset on the date of filing of the amendment to our Articles of Incorporation.

No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters. Shareholders should consult their own tax advisors as to the effect of the reverse split under applicable tax laws.

Recommendation

The Board of Directors recommends a vote FOR the approval of the proposal to authorize our Board to effect the reverse split.

/s/ Brian Tuffin
Brian Tuffin
Chief Executive Officer

Miami, Florida

February 3, 2014

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FUSE SCIENCE, INC. 6135 NW 167th Street Suite #E-21 Miami, Florida 33015	VOTE BY INTERNET - www.proxvvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand

ELECTRONIC DELIVERY OF
FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards tufa annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-_______________________

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, ________________________________.

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FUSE SCIENCE, INC.
Special Meeting of Shareholders

March 14, 2014

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian Tuffin and Jeanne Hebert, and each of them, as proxy, with the power to appoint his or her substitute, and hereby authorizes him or her to represent and to vote upon the matters referred to on the reverse side of this proxy and, in his or her discretion, upon any other business as may properly come before the meeting, all of the shares of common stock of FUSE SCIENCE, INC., that the shareholders is/are entitled to vote at the Special Meeting of Shareholders to be held on March 14, 2014 at 10:00 a.m., at Shula’s Hotel and Golf Club, 6842 Main Street, Miami Lakes, Florida 33014 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made. this proxy will be voted in accordance with the Board of Directors’ recommendations. If you vote by telephone or by Internet, do not mail the proxy card. Your telephone or Internet vote authorizes the named proxy to vote in the same manner as you voted your proxy card. The telephone and Internet voting facilities will close at 11:59 p.m. on March 13, 2014.

Continued and to be signed on reverse side

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[reverse side of proxy]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS KEEP THIS PORTION FOR YOUR RECORDS FOLLOWS:

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.         To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 400,000,000 to 800,000,000.

For ☐          Against ☐          Abstain ☐

2.         To authorize the Board of Directors of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-50 and not more than 1-for-200 with the Board of Directors of the Company having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at whole number within the above range as determined by the Company’s Board of Directors in its discretion.

For ☐          Against ☐          Abstain ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature

Date:

Signature of Joint Owner

Date:

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.co

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